Exhibit 99.1

FOR IMMEDIATE RELEASE

Former Wal-Mart Stores President and CEO, Bill Fields, Appointed to CarCharging’s Board of Directors
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Bill Fields Adds Extensive Retail and Manufacturing Experience to Electric Vehicle (EV) Charging Service Provider

February 20, 2013 - Miami Beach, Fla. - Car Charging Group, Inc. (OTCQB: CCGI) (“CarCharging”), a nationwide provider of convenient electric vehicle (EV) charging services, announced today the appointment of former President and Chief Executive Officer of Wal-Mart Stores (“Wal-Mart”), William “Bill” Fields, to its Board of Directors.  During his 25-year career with Wal-Mart, Mr. Fields was responsible for over 2,000 stores and 600,000 employees, and directed strategic planning in operations, merchandising, marketing, and logistics.

In addition to serving as President and Chief Executive Officer of the Wal-Mart Stores Division, Mr. Fields held various senior executive positions within the organization, including Assistant to Wal-Mart Founder, Sam Walton; Senior Vice President of Distribution and Transportation; and Executive Vice President of Wal-Mart, Inc.  After leaving Wal-Mart, Mr. Fields served as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc.; and President and Chief Executive Officer of Hudson’s Bay Company, a 328 year-old Canadian retail corporation.

“Bill Fields has a wealth of retail and manufacturing knowledge and experience, and we are so pleased to have him join CarCharging’s Board of Directors,” said Michael D. Farkas, CEO of CarCharging. “With the recent appointment of former Governor of New Mexico, Bill Richardson, as our Chairman of the Board, we look forward to continuing to develop our independent Board of Directors and working towards fulfilling all of the necessary requirements to assist us in becoming listed on a national stock exchange.”

“I am delighted to join CarCharging’s Board of Directors,” said Bill Fields.  “The electric car market has finally reached its tipping point, becoming more mainstream. Electric cars were once considered the future, but the future is here, the time is now. I look forward to assisting the management team in their efforts to expand their charging services to include residential charging equipment and offer the equipment via major retailers.”

Mr. Fields currently serves as Chairman and Founder of Four Corners Sourcing, and is a Director of Lexmark International, Inc.  Mr. Fields also served as a board member of the National Retail Foundation and United Way of America.

About Car Charging Group, Inc.

Car Charging Group, Inc. (OTCQB: CCGI) is a pioneer in nationwide public electric vehicle (EV) charging services at accessible and convenient locations. Headquartered in Miami, Florida with offices in California, Canada, and Spain, CarCharging is committed to creating a robust, feature-rich network for EV charging. CarCharging typically pays for all hardware, installation, maintenance and related services; therefore, eliminating initial capital costs for all property owners.

CarCharging has more than 45 strategic partnerships across various business sectors.  CarCharging’s partners manage or own a total of 6.5 million parking spaces, and include, but are not limited to Ace Parking, Central Parking, Equity One, Equity Residential, Forest City Enterprises, Walgreens, Pennsylvania Turnpike Commission, City of Miami Beach, and the City of Norwalk, Connecticut.  CarCharging’s services utilize EV charging stations manufactured by ChargePoint®.

For more information about CarCharging or to pinpoint EV charging locations, please visit www.CarCharging.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Car Charging Group, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed circumstances.

CarCharging Media Contact:	CarCharging Investor Relations:
Suzanne Tamargo	Constellation Asset Advisors, Inc.
(305) 521-0200 x214	(415) 524-8500
Suzanne@CarCharging.com	www.ConstellationAA.com

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